PROSPECTUS SUPPLEMENT
                      (To Prospectus Dated April 29, 1998)
                                U.S. $500,000,000
                                PITNEY BOWES INC.

                           Medium-Term Notes, Series C
                   Due Nine Months or more from Date of Issue


                           ---------------------------

 Pitney Bowes Inc., a Delaware corporation (the "Company"), may offer from time to time its Medium-Term Notes, Series C (the "Notes") in an aggregate principal amount not to exceed $500,000,000 (and, if any Notes are to be Original Issue Discount Notes, Foreign Currency Notes or Indexed Notes (as each such term is defined under "Description of the Notes"), such principal amount as shall result in an initial aggregate offering price equivalent to no more than $500,000,000), subject to reduction as a result of the sale of other Debt Securities. See "Description of the Notes" and "Supplemental Plan of Distribution of the Notes".

 Each Note will mature on a date nine months or more from its date of original issuance ("Issue Date"), as selected by the initial purchaser and agreed to by the Company which Stated Maturity may be subject to extension at the option of the Company or the Holder thereof. See "Description of the Notes -- Extension of
                      Maturity" and "-- Renewable Notes".


    Unless otherwise indicated in the applicable Pricing Supplement to this Prospectus Supplement, interest on Fixed Rate Notes will be payable on each
February 1 and August 1 and at Maturity. Interest on Floating Rate Notes will be payable on the dates specified therein and in the applicable Pricing Supplement.
  Notes may be issued as Original Issue Discount Notes, including Zero Coupon Notes, which will not bear interest prior to Maturity. Notes may be issued as
    Amortizing Notes, with payments of principal and interest made in equal installments over the life of the Note. (Continuing on next page)

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR STATE ANY SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT HERETO OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.


                                                       DISTRIBUTORS'
                                PRICE TO              COMMISSIONS OR                       PROCEEDS
                                PUBLIC(1)              DISCOUNTS (2)                   TO COMPANY(2)(3)
                             --------------        ---------------------       --------------------------------
Per Note..................        100%                  .125%-.750%                     99.875%-99.250%
Total(4)..................    $500,000,000          $625,000-$3,750,000            $499,375,000-$496,250,000



(1) Unless otherwise indicated in the applicable Pricing Supplement, each Note will be issued at 100% of its principal amount. If so indicated in the applicable Pricing Supplement, Notes may be resold by the Distributors, acting as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at a fixed public offering price.
(2) The Company will pay a commission (or grant a discount) to Credit Suisse First Boston Corporation, Chase Securities Inc., Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., NationsBanc Montgomery Securities LLC and Salomon Brothers Inc (the "Distributors") of .125% to .750% of the principal amount of any Note, depending on its Stated Maturity, sold through any such Distributor, acting as agent (or sold to such Distributor as principal in circumstances in which no other discount is agreed; provided, however, that commissions (or discounts) with respect to Notes with a Stated Maturity more than thirty years from date of issue will be negotiated at the time of sale). See "Supplemental Plan of Distribution of the Notes".
(3) Before deducting other expenses payable by the Company estimated at U.S. $175,000, including expenses of the Distributors to be reimbursed by the Company.
(4)  Or the equivalent thereof in other currencies or currency units.

                           ---------------------------

     The Notes are being offered on a continuing basis by the Company through the Distributors, each of which has agreed to use reasonable best efforts to solicit offers to purchase the Notes. The Company also may sell Notes to any Distributor on its own behalf at negotiated discounts for resale to investors and other purchasers at varying prices related to prevailing market prices at the time of resale or, if so agreed, at a fixed public offering price. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to a Distributor as principal will be purchased by such Distributor at a price equal to 100% of the principal amount thereof less a percentage equal to or less than the commission applicable to an agency sale of a Note having an identical Stated Maturity and may be resold by such Distributor. The Company reserves the right to sell Notes directly on its own behalf. The Company also reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or any Distributor may reject any offer to purchase Notes, in whole or in part. The Notes will not be listed on any securities exchange, unless otherwise indicated in the applicable Pricing Supplement, and there can be no assurance that the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes. See "Supplemental Plan of Distribution of the Notes".

                           CREDIT SUISSE FIRST BOSTON
CHASE SECURITIES INC.                                       GOLDMAN, SACHS & CO.
MERRILL LYNCH & CO.                                            J.P. MORGAN & CO.
NATIONSBANC MONTGOMERY SECURITIES LLC                       SALOMON BROTHERS INC

          The date of this Prospectus Supplement is September 17, 1998.

(Continued from previous page)

     If so indicated in the applicable Pricing Supplement to this Prospectus Supplement, the Notes will be subject to optional redemption or will obligate the Company to repay at the option of the Holder thereof. Unless otherwise specified in an applicable Pricing Supplement, the Notes will not be subject to any sinking fund or analogous provisions.

     The interest rate or interest rate formula, if any, currency or currency unit, issue price, Stated Maturity, any sinking fund, redemption or repayment provisions, and other terms for each Note will be established by the Company at the date of issuance of such Note and will be indicated in a Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, Notes will be represented by a permanent Global Security or Securities, registered in the name of The Depository Trust Company, as Depositary (the "Depositary"), or a nominee of the Depositary (a "Book-Entry Note"). Beneficial interests in Book-Entry Notes will only be evidenced by, and transfers thereof will only be effected through, records maintained by the Depositary and its participants. Except as described under "Description of the Notes -- Book-Entry Notes", owners of beneficial interests in a Book-Entry Note will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the Holders thereof. Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be issued in fully registered form in denominations of $1,000 and integral multiples of $1,000 or, in the case of Foreign Currency Notes, in such minimum denominations not less than the equivalent of $1,000 and such other denomination or denominations in excess thereof as shall be set forth in the applicable Pricing Supplement. See "Description of the Notes -- Foreign Currency Notes".


                           ---------------------------




     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "SUPPLEMENTAL PLAN OF DISTRIBUTION OF THE NOTES".


                           ---------------------------

                            DESCRIPTION OF THE NOTES

     THE FOLLOWING DESCRIPTION OF THE PARTICULAR TERMS OF THE NOTES OFFERED HEREBY SUPPLEMENTS THE DESCRIPTION OF THE GENERAL TERMS AND CONDITIONS OF DEBT SECURITIES SET FORTH UNDER THE HEADING "DESCRIPTION OF DEBT SECURITIES" IN THE PROSPECTUS, TO WHICH DESCRIPTION REFERENCE IS HEREBY MADE. THE TERMS AND CONDITIONS SET FORTH HEREIN WILL APPLY TO EACH NOTE UNLESS OTHERWISE SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT. CAPITALIZED TERMS NOT DEFINED UNDER THIS HEADING OR IN THE GLOSSARY CONTAINED IN THIS PROSPECTUS SUPPLEMENT HAVE THE MEANINGS ASSIGNED TO THEM IN THE PROSPECTUS OR THE INDENTURE.

GENERAL

     The Notes offered hereby will be issued under the Indenture referred to in the accompanying Prospectus between the Company and SunTrust Bank, Atlanta, as Trustee (the "Trustee"). The Notes constitute a single series for purposes of the Indenture, limited to an aggregate principal amount not to exceed $500,000,000 (or, if any Notes are to be Original Issue Discount Notes or are to be denominated in one or more foreign currencies or currency units ("Foreign Currency Notes") or with amounts payable in respect of principal of or any premium or interest on the Notes to be determined by reference to the value, rate or price of one or more specified indices ("Indexed Notes"), such principal amount as shall result in an aggregate initial offering price equivalent to no more than $500,000,000). The aggregate principal amount of Notes offered hereby may be reduced by an amount equal to the aggregate initial offering price of any other Debt Securities (as defined in the accompanying Prospectus) sold by the Company. See "Supplemental Plan of Distribution of the Notes". For a description of the rights attaching to different series of Securities (including the Notes) under the Indenture, see "Description of Debt Securities" in the Prospectus.

     The Stated Maturity of each Note will be any day nine months or more from its Issue Date, as selected by the initial purchaser and agreed to by the Company. The applicable Pricing Supplement will also indicate whether a Note is subject to an optional extension beyond its Stated Maturity as described under "--Extension of Maturity" and "--Renewable Notes" below.

     The Notes will be issuable only in fully registered form and, unless otherwise indicated in the applicable Pricing Supplement, only in denominations of $1,000 and integral multiples of $1,000 or, in the case of Foreign Currency Notes, in such minimum denomination not less than the equivalent of $1,000 and such other denomination or denominations in excess thereof as shall be set forth in the applicable Pricing Supplement. See "--Foreign Currency Notes" below.

     Unless specified otherwise in the applicable Pricing Supplement, Notes will initially be represented by a Book-Entry Note. See "--Book-Entry Notes" below.

     Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be denominated in U.S. dollars and payments of principal of and any premium and interest on the Notes will be made in U.S. dollars in the manner indicated in the accompanying Prospectus and this Prospectus Supplement. If any of the Notes are to be denominated in one or more currencies or currency units other than U.S. dollars, additional information pertaining to the terms of such Notes and other matters relevant to the Holders thereof will be described in the applicable Pricing Supplement. See "--Foreign Currency Notes" below, and "Foreign Currency Risks" and "Special Considerations Relating to Indexed Notes".

     In addition, Notes may be issued as Original Issue Discount Notes (including Zero Coupon Notes), as Indexed Notes or as Amortizing Notes. See "--Original Issue Discount Notes", "--Indexed Notes" and "--Amortizing Notes" below.

     Payments of principal of, and any premium and interest on, Book-Entry Notes (except Zero Coupon Notes) will be made to the Depositary, or its nominee, as the Holder thereof, in accordance with arrangements then in effect between the Trustee and the Depositary. Unless otherwise indicated in an applicable Pricing Supplement, payments of principal of, and any premium and interest on, Notes in individually certificated form ("Certificated Notes") denominated and payable in U.S. dollars will be made in immediately available funds at the Designated Office (as defined in "Glossary") (of the Trustee in the Borough of Manhattan, The City of New York, provided that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures except that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by such Holder with a bank located in the United States, provided such Holder shall have provided in writing to the Trustee, on or prior to the relevant Regular Record Date, appropriate payment instructions. Notwithstanding the foregoing, the Holder of $10,000,000 or more in aggregate principal amount of Notes denominated and payable in U.S. dollars and having the same Interest Payment Date shall be entitled to receive such payments by wire transfer of immediately available funds to an account maintained by such Holder with a bank located in the United States, provided that the Holder shall have provided in writing to the Trustee, on or prior to the relevant Regular Record Date, appropriate payment instructions. With respect to payments on Foreign Currency Notes, see "--Foreign Currency Notes" below.

     Certificated Notes may be presented for registration of transfer or exchange at the Designated Office of the Trustee in the Borough of Manhattan, The City of New York. No service charge will be made for any registration of transfer or exchange of Certificated Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. With respect to registration of transfer and exchange of Book-Entry Notes, see "--Book-Entry Notes" below and "Description of Debt Securities--Book-Entry System" in the accompanying Prospectus.

     Interest rates, interest rate bases and various other variable terms of the Notes described herein are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company.

     Notices to Holders of Notes will be given by mail to the addresses of such Holders as they may appear in the Security Register.

INTEREST

     Each interest-bearing Note will bear interest from and including its Issue Date or from and including the most recent Interest Payment Date with respect to which interest on such Note (or any predecessor Note) has been paid or duly provided for to but excluding the relevant Interest Payment Date at the fixed rate per annum, or at the rate per annum determined pursuant to the interest rate formula, stated therein and in the applicable Pricing Supplement until the principal thereof is paid or made available for payment. Interest payments, if any, will be in the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the date of issue, if no interest has been paid with respect to such Note) to, but excluding, the applicable Interest Payment Date or Maturity, as the case may be.

     The Notes (including any Zero Coupon Note) may be issued with original issue discount as defined for United States federal income tax purposes. Holders of Notes issued with original issue discount may be required to include amounts of accrued interest in gross income for federal income tax purposes in advance of the receipt of the cash to which such income is attributable. See "United States Federal Taxation--U.S. Holders--Original Issue Discount".

     Interest, if any, will be payable in arrears on each Interest Payment Date and at Maturity. Interest will be payable generally to the Person (which, in the case of a Book-Entry Note, shall be the Depositary) in whose name a Note (or any predecessor Note) is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; PROVIDED, HOWEVER, that interest payable at Maturity will be payable to the Person (which, in the case of a Book-Entry Note, shall be the Depositary) to whom principal shall be payable. Unless otherwise indicated in the applicable Pricing Supplement, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the next succeeding Interest Payment Date following the Issue Date of such Note to the Holder of record on the Regular Record Date with respect to such succeeding Interest Payment Date. With respect to payments of interest on Book-Entry Notes, see "--Book-Entry Notes" below.

     Each interest-bearing Note will bear interest at either a fixed rate (a "Fixed Rate Note") or a variable rate determined by reference to an interest rate formula (a "Floating Rate Note"), which may be adjusted by adding or subtracting the Spread and/or multiplying by the Spread Multiplier as indicated in the applicable Pricing Supplement.

     FIXED RATE NOTES

     The applicable Pricing Supplement relating to a Fixed Rate Note will designate a fixed rate of interest per annum payable on such Note. Unless otherwise indicated in the applicable Pricing Supplement, the Interest Payment Dates with respect to Fixed Rate Notes (other than Amortizing Notes) shall be February 1 and August 1 of each year and at Maturity and the Regular Record Dates for such Notes shall be the January 15 and July 15 next preceding the rel-evant Interest Payment Dates. Unless otherwise indicated in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

     If any Interest Payment Date or the Maturity of a Fixed Rate Note falls on a day that is not a Market Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Market Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

     FLOATING RATE NOTES

     The applicable Pricing Supplement relating to a Floating Rate Note will designate an interest rate basis for such Floating Rate Note. Such basis may be determined by reference to one or more of the following: (a) the CD Rate, in which case such Note will be a CD Rate Note, (b) the CMT Rate, in which case such Note will be a CMT Rate Note, (c) the Commercial Paper Rate, in which case such Note will be a Commercial Paper Rate Note, (d) the Federal Funds Rate, in which case such Note will be a Federal Funds Rate Note, (e) LIBOR, in which case such Note will be a LIBOR Note, (f) the Prime Rate, in which case such Note will be a Prime Rate Note, (g) the Treasury Rate, in which case such Note will be a Treasury Rate Note, or (h) such other interest rate basis or formula as may be agreed to between the Company and the purchaser and set forth in the applicable Pricing Supplement. In addition, a Floating Rate Note may bear interest at the lowest or highest or average of two or more interest rate formulae. The applicable Pricing Supplement for a Floating Rate Note also will specify the Spread and/or Spread Multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each Note. In addition, such Pricing Supplement will define or particularize for each Floating Rate Note the following terms, if applicable: Calculation Agent (which may be the Trustee or a Distributor), Calculation Date, Initial Interest Rate, Interest Payment Dates, Regular Record Dates, Index Maturity, Interest Determination Dates and Interest Reset Dates with respect to such Note. See "Glossary" for definitions of certain of the foregoing terms.

     The rate of interest  on a Floating  Rate Note in effect on any day will be
(a) if such day is an Interest Reset Date with respect to such Floating Rate Note, the interest rate on such Floating Rate Note determined as of the Interest Determination Date pertaining to such Interest Reset Date, or (b) if such day is not an Interest Reset Date with respect to such Floating Rate Note, the interest rate on such Floating Rate Note determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date with respect to such Floating Rate Note; PROVIDED, HOWEVER, that the interest rate in effect from the Issue Date of a Floating Rate Note (or that of a predecessor Note) to but excluding the first Interest Reset Date with respect to such Floating Rate Note will be the Initial Interest Rate (as set forth in the applicable Pricing Supplement). Subject to applicable provisions of law and except as described herein, the rate of interest on a Floating Rate Note beginning on any Interest Reset Date with respect thereto will be the rate of interest determined by the Calculation Agent as of the Interest Determination Date pertaining to such Interest Reset Date in accordance with the applicable provisions described below.

     The Interest Reset Date for each Floating Rate Note will be daily, weekly, monthly, quarterly, semi-annually or annually, as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset daily, each Market Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, except as provided in the following paragraph, the Tuesday of each week; in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes which reset semi-annually, the third Wednesday of two months of each year, as indicated in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year, as indicated in the applicable Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Market Day with respect to such Note, such Interest Reset Date shall be the next succeeding Market Day with respect to such Note, except that if such Note is a LIBOR Note and the next succeeding Market Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day.

     The Interest Determination Date pertaining to an Interest Reset Date for a CD Rate Note (the "CD Rate Interest Determination Date"), a CMT Rate Note (the "CMT Rate Interest Determination Date"), a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), a Federal Funds Rate Note (the "Federal Funds Interest Determination Date"), or a Prime Rate Note (the "Prime Rate Interest Determination Date") will be the second

Market Day preceding the Interest Reset Date with respect to such Note. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day on which Treasury bills are auctioned for the week in which such Interest Reset Date falls, or if no auction is held for such week, the Monday of such week (or if Monday is a legal holiday, the next succeeding Market Day) and the Interest Reset Date will be the Market Day immediately following such Treasury Interest Determination Date. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If an auction for such week is held on Monday or the preceding Friday, such Monday or preceding Friday shall be the Treasury Interest Determination Date for such week, and the Interest Reset Date for such week shall be the Tuesday of such week (or, if such Tuesday is not a Market Day, the next succeeding Market Day). If the auction for such week is held on any day of such week other than Monday, then such day shall be the Treasury Interest Determination Date and the Interest Reset Date for such week shall be the next succeeding Market Day.

     A Floating Rate Note may have either or both of the following: (a) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period; and (b) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period. In addition to any maximum interest rate which may be applicable to any Floating Rate Note, the interest rate on such Floating Rate Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis. The limit may not apply to Notes in which $2,500,000 or more has been invested.

     Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, the Interest Payment Date will be, in the case of Floating Rate Notes which reset daily, weekly or monthly, the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year (as indicated in the applicable Pricing Supplement); in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes which reset semi-annually, the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of the month specified in the applicable Pricing Supplement. If, pursuant to the preceding sentence, an Interest Payment Date with respect to any Floating Rate Note (other than an Interest Payment Date at Maturity) would otherwise be a day that is not a Market Day with respect to such Note, such Interest Payment Date shall be the next succeeding Market Day with respect to such Note, except that if such Note is a LIBOR Note and the next succeeding Market Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Market Day. If the Maturity of a Floating Rate Note falls on a day that is not a Market Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Market Day, and no interest on such payment shall accrue from and after such Maturity. Unless otherwise indicated in the applicable Pricing Supplement, the Regular Record Date with respect to Floating Rate Notes shall be the date 15 calendar days prior to each Interest Payment Date, whether or not such date shall be a Market Day.

     Unless otherwise specified in the applicable Pricing Supplement, the interest accrued from and including the date of issue, or from and including the last date to which interest has been paid or duly provided for, is calculated by multiplying the face amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in such period from and including the date of issue, or from and including the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. Unless otherwise specified in the Note and the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such date by 360 (or, in the case of Treasury Rate Notes or CMT Rate Notes, by the actual number of days in the year). The interest factor for Notes for which two or more interest rate formulae are applicable will be calculated in each period in the same manner as if only the lowest, highest or average of, as the case may be, such interest rate formulae applied.

     Unless otherwise specified in a Pricing Supplement, all percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545)  being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544)
being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent or, in the case of Foreign Currency Notes, the nearest unit (with one-half cent or five one-thousandths of a unit being rounded upwards).

     Upon the request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect, and, if determined, the interest rate which will become effective as of the next Interest Reset Date for such Floating Rate Note. All determinations and calculations made by the Calculation Agent will, absent manifest error, be conclusive and binding on the Holders and the Company.

     CD RATE NOTES. Each CD Rate Note will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified on the face of such CD Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "CD Rate" means, with respect to any CD Rate Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" ("H.15(519)") under the heading "CDs (Secondary Market)", or any successor publication or heading. In the event that such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Rate Interest Determination Date, then the CD Rate shall be the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published through the world-wide web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h.15/update ("H.15 Daily Update") under the heading "CDs (secondary market)" or any successor publication or heading. If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or H.15 Daily Update, the CD Rate for that CD Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 A.M., New York City time, on that CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent (which may include one or more of the Distributors or their affiliates) for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in a denomination of $5,000,000; PROVIDED, HOWEVER, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate will be the CD Rate in effect on such CD Rate Interest Determination Date.

     CMT RATE NOTES. CMT Rate Notes will bear interest at the rates (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) specified in such CMT Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "CMT Rate" means, with respect to any CMT Rate Interest Determination Date, the rate displayed on the Designated CMT Telerate Page under the caption "... Treasury Constant Maturities ... Federal Reserve Board Release H.15 ... Mondays
Approximately 3:45 P.M.", or any successor caption, under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is
7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. In the event such rate is no longer displayed on the relevant page, or is not displayed prior to 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index, as published in the relevant H.15(519) or any successor publication. If such rate is no longer published, or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519) or any successor publication. If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include one or more of the Distributors or their affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; PROVIDED, HOWEVER, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

     COMMERCIAL PAPER RATE NOTES. Each Commercial Paper Rate Note will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified on the face of such Commercial Paper Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "Commercial Paper--Non-financial", or any successor publication or heading. In the event that such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in H.15 Daily Update under the heading "Commercial Paper--Non-financial" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively) or any successor heading. If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or H.15 Daily Update, the Commercial Paper Rate for that Commercial Paper Interest
Determination Date shall be the Money Market Yield of the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the offered rates, as of 11:00 A.M., New York City time, on that Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent (which may include one or more of the Distributors or their affiliates) for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; PROVIDED, HOWEVER, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

     Money Market Yield =        D X 360
                              -------------  X 100
                              360 - (D X M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     FEDERAL FUNDS RATE NOTES. Each Federal Funds Rate Note will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified on the face of such Federal Funds Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)", or any successor publication or heading. In the event that such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, then the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as published in H.15 Daily Update under the heading "Federal funds (effective)" or any successor heading. If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or H.15 Daily Update, the Federal Funds Rate for that Federal Funds Interest Determination Date shall be the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York (which may include one or more of the Distributors or their affiliates) selected by the Calculation Agent prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; PROVIDED, HOWEVER, that if fewer than three brokers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

     LIBOR NOTES. Each LIBOR Note will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified on the face of such LIBOR Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means the rate determined in accordance with the following provisions:

          (i) With respect to any LIBOR Interest Determination Date, LIBOR will be either (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity specified in such Pricing Supplement, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified in such Pricing Supplement, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity specified in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; PROVIDED, HOWEVER, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

     PRIME RATE NOTES. Each Prime Rate Note will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified on the face of such Prime Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Prime Rate Note as of any Prime Rate Interest Determination Date, the rate set forth on such date in H.15(519) under the heading "Bank Prime Loan", or any successor publication or heading. In the event that such rate is not published prior to 3:00 P.M., New York City time, on such Prime Rate Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page, or any successor screen or page, as such bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for the Prime Rate Interest Determination Date, the Prime Rate will be the arithmetic mean of the announced prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Interest Determination Date by at least two of three major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such quotations are provided, the Prime Rate shall be determined on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to provide such rate or rates; PROVIDED, HOWEVER, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate then in effect on such Prime Rate Interest Determination Date.

     TREASURY RATE NOTES. Each Treasury Rate Note will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified on the face of such Treasury Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate from the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading, "U.S. Government Securities/Treasury Bills--Auction Average (Investment)", or any successor publication or heading, or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified in the applicable Pricing Supplement are not published or reported as provided above by 3:00 P.M., New York City time, on such date, or if no such auction is held in a particular week, then the Treasury Rate shall be the rate as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market", or any successor publication or heading. In the event that such rate is not so published by 3:00 P.M., New York City time, on the relevant Calculation Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers in The City of New York selected by the Calculation Agent (which may include one or more of the Distributors or their affiliates), for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; PROVIDED, HOWEVER, that if fewer than three of the dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Treasury Interest Determination Date.

ORIGINAL ISSUE DISCOUNT NOTES

     Notes may be issued as Original Issue Discount Notes (including Notes ("Zero Coupon Notes") with respect to which no interest is payable prior to Maturity). An Original Issue Discount Note is a Note which is issued at a price lower than the principal amount thereof and which provides that upon redemption or acceleration of the Maturity thereof an amount less than the principal thereof shall become due and payable. In the event of redemption or acceleration of the Maturity of an Original Issue Discount Note, the amount payable to the Holder of such Note upon such redemption or acceleration will be determined in accordance with the terms of the Note, but will be an amount less than the amount payable at the Stated Maturity of such Note. In addition, a Note issued at a discount may, for United States federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of Maturity of such Note. See "United States Federal Taxation--U.S. Holders--Original Issue Discount".

FOREIGN CURRENCY NOTES

     Notes may be issued as Foreign Currency Notes, with the principal and any premium and interest documented and payable in a foreign currency or currency unit specified in the applicable pricing supplement (the "Specified Currency"). Unless otherwise indicated in the applicable Pricing Supplement, a Foreign Currency Note will not be sold in, or to a resident of, the country of the Specified Currency in which such Note is denominated.

     The Company is obligated to make payments of principal of and any premium and interest on Foreign Currency Notes in the Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender in the country which issued such Specified Currency for the payment of public and private debts, in such other coin or currency as at the time of such payment is legal tender for the payment of such debts in such country). Any such amounts paid by the Company will, unless otherwise specified in the applicable Pricing Supplement, be converted by the Exchange Rate Agent to U.S. dollars for payment to Holders. Principal of, and any premium and interest on, a Foreign Currency Note paid in U.S. dollars will be paid in the manner described herein, in the accompanying Prospectus and in the applicable Pricing Supplement with respect to Notes denominated and payable in U.S. dollars.

     Unless otherwise specified in the applicable Pricing Supplement, any U.S. dollar amount to be received by a Holder of a Foreign Currency Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Market Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent or a Distributor) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Foreign Currency Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the Holder of the Foreign Currency Note by deductions from such payments.

     Unless otherwise specified in the applicable Pricing Supplement, a Holder of a Foreign Currency Note may elect to receive payments of principal of and any premium and interest on such Note in the Specified Currency (a "Specified Currency Payment Election") by delivery of a written request for such payment (including, in the case of an election with respect to payments at Maturity, appropriate wire transfer instructions) to the Trustee at its Designated Office in the Borough of Manhattan, The City of New York, on or prior to the relevant Regular Record Date or the fifteenth day prior to Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. A Holder of a Foreign Currency Note may elect to receive payment in the Specified Currency for all payments of principal and any premium and interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the relevant Regular Record Date or the fifteenth day prior to Maturity, as the case may be.

     Interest on a Foreign Currency Note paid in the Specified Currency will be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. All checks payable in a Specified Currency will be drawn on a bank located outside the United States. Payments at Maturity of principal of and any premium and interest on Foreign Currency Notes in the Specified Currency will be made by wire transfer to an account with a bank located in the country of the Specified Currency (or, in the case of European Currency Units ("ECUs", which term shall be deemed a reference to "Euros", effective January 1, 1999), in the City of Brussels), as shall have been designated at least fifteen days prior to Maturity by the Holder, PROVIDED that the Note is presented at the Designated Office of the Trustee in the Borough of Manhattan, The City of New York, in time for such Paying Agent to make such payments in such funds in accordance with its normal procedures.

     Holders of Foreign Currency Notes whose Notes are to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how to make a Specified Currency Payment Election. In general, unless otherwise specified in the applicable Pricing Supplement, a beneficial owner of Book-Entry Notes denominated in a Specified Currency electing to receive payments of principal or any premium or interest in the Specified Currency must notify the participant through which its interest is held on or prior to the applicable Regular Record Date, in the case of a payment of interest, and on or prior to the fifteenth day prior to Maturity, in the case of a payment of principal or premium, of such beneficial owner's election to receive all or a portion of such payment in a Specified Currency. Such participant must notify the Depositary of such election on or prior to the third Business Day after such Regular Record Date.

     If a Specified Currency is not available for the payment of principal or any premium or interest with respect to a Foreign Currency Note due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to Holders of Foreign Currency Notes by making such payment in U.S. dollars on the basis of the Market Exchange Rate on the second Market Day prior to such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified in the applicable Pricing Supplement. See "Foreign Currency Risks--Exchange Rates and Exchange Controls". Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture.

     If payment in respect of a Note is required to be made in any currency unit (e.g., ECU), and such currency unit is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, then the Company will be entitled, but not required, to make any payments in respect of such Note in U.S. dollars until such currency unit is again available. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the currency unit in U.S. dollars, which shall be determined by the Company or its agent on the following basis. The component currencies of the currency unit for the purpose (the "Component Currencies" or, individually, a "Component Currency") shall be the currency amounts that were components of the currency unit as of the last day on which the currency unit was used. The equivalent of the currency unit in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Component Currencies. The U.S. dollar equivalent of each of the Component Currencies shall be determined by the Company or such agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise indicated in the applicable Pricing Supplement.

     If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

     All determinations referred to above made by the Company or its agent (including the Exchange Rate Agent) shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holders of Notes.

     The authorized denominations of Foreign Currency Notes will be indicated in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, purchasers are required to pay for Foreign Currency Notes in the Specified Currency. At the present time there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies or currency units and vice versa, and banks do not generally offer non-U.S. dollar checking or savings account facilities in the United States. If requested on or prior to the fifth Market Day preceding the date of delivery of the Notes, or by such other day as determined by the Distributor who presented such offer to purchase Notes to the Company, such Distributor is prepared to arrange for the conversion of U.S. dollars into the Specified Currency to enable the purchasers to pay for the Notes. Each such conversion will be made by such Distributor on such terms and subject to such conditions, limitations and charges as such Distributor may from time to time establish in accordance with its regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the Foreign Currency Notes.

INDEXED NOTES

     Notes may be issued as Indexed Notes, with the amount payable at Maturity, the amount of interest payable on an Interest Payment Date, or both, to be determined by reference to currencies, currency units, commodity prices, financial or non-financial indices or other factors, as indicated in the applicable Pricing Supplement. Holders of Indexed Notes may receive a principal amount at Maturity that is greater than or less than the face amount of such Notes depending upon the fluctuation of the relative value, rate or price of the specified index. Specific information pertaining to the method for determining the principal amount payable at Maturity, historical information with respect to the specified indexed item or items and the face amount of the Indexed Note and any additional tax considerations will be described in the applicable Pricing Supplement.

AMORTIZING NOTES

     The Company may from time to time offer Amortizing Notes, with payments of principal and interest made in equal installments over the life of the Note. Payments of principal of and interest on Amortizing Notes will be made in equal installments at such periodic intervals as are specified in the applicable Pricing Supplement and at Maturity. A table setting forth payment information in respect of each Amortizing Note will be included in the applicable Pricing Supplement and set forth in such Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and conditions of any issue of Amortizing Notes will be provided in the applicable Pricing Supplement.

EXTENSION OF MATURITY

     An applicable Pricing Supplement will indicate whether the Company has the option to extend the Stated Maturity of such Note (other than an Amortizing
Note) for one or more periods up to but not beyond a date set forth in such Pricing Supplement. If the Company has such option with respect to any such Note, the procedures relating thereto will be as set forth in the applicable Pricing Supplement.

RENEWABLE NOTES

     An applicable Pricing Supplement will indicate whether such Note (other than an Amortizing Note) will mature unless the term of all or any portion of such Note is renewed in accordance with the procedures described in such Pricing Supplement.

OTHER PROVISIONS; ADDENDA

     Any provisions with respect to the Notes, including the determination of an Interest Rate Basis, the calculation of the interest rate applicable to a Floating Rate Note, and the specification of one or more Interest Rate Bases, the Interest Payment Dates, the Maturity Date or any other variable term relating thereto, may be modified as specified under "Other Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof and in the applicable Pricing Supplement.

SINKING FUND

     Unless otherwise specified in an applicable Pricing Supplement, the Notes will not be subject to any sinking fund or analogous provisions. If the Company will be obligated to redeem or repurchase Notes pursuant to any such provision, the applicable Pricing Supplement will indicate the period or periods within which and the price or prices at which the applicable Notes will be redeemed or repurchased, in whole or in part, pursuant to such obligation and the other detailed terms and provisions of such obligation.

REDEMPTION (OPTION OF COMPANY)

     If one or more Redemption Dates (or range of Redemption Dates) is specified in the applicable Pricing Supplement, the Notes described therein will be subject to redemption, in whole or in part, as specified in such Pricing Supplement, on any such date (or during any such range of dates) at the option of the Company upon not less than 30 days' or more than 60 days' notice, at the Redemption Price or Prices specified in the applicable Pricing Supplement, together with interest accrued to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the date fixed for redemption will be payable to the Holder of such Note, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date. If less than the entire principal amount of a Note is redeemed, the principal amount of such Note that remains outstanding after such redemption shall be an authorized denomination (which shall not be less than the minimum authorized denomination) for the Notes. If less than all Notes of like tenor are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

REPAYMENT (OPTION OF HOLDER)

     Except in the case of Notes which may be extended by the Company, which shall be repayable at the option of the Holder as described above under "--Extension of Maturity", if one or more Repayment Dates (or range of such dates) is specified in the applicable Pricing Supplement, the Notes described therein will be subject to repayment, in whole, or from time to time in part, as specified in such Pricing Supplement, on any such date (or during any such range) or, if such date is not a Market Day, on the first Market Day following such date, at the election of the Holder at the Repayment Price determined as set forth in the applicable Pricing Supplement, together with interest accrued to the Repayment Date; PROVIDED, HOWEVER, that interest installments of interest whose Stated Maturity is on or prior to the date fixed for repayment will be payable to the Holder of such Note, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date.

     Unless otherwise specified in the applicable Pricing Supplement, in order to exercise such an election, a Holder must, unless a different notice period is specified in the applicable Pricing Supplement, give to the Trustee not less than 30 days' nor more than 60 days' notice. Unless otherwise specified in the applicable Pricing Supplement, any such notice shall consist of either (i) the Note with the form entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange, or of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company in the United States, setting forth the name of the Holder, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that such Note, together with the duly completed form entitled "Option to Elect Repayment", will be received by the Trustee not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; PROVIDED, HOWEVER, that such telegram, facsimile transmission or letter shall only be effective if such Note and such form, duly completed, are received by the Trustee by such fifth Business Day.

     Unless otherwise specified in the applicable Pricing Supplement, exercise of a repayment option by a Holder will be irrevocable. Such option may be exercised with respect to less than the entire principal amount of a Note, provided that the portion remaining Outstanding after such repayment is an authorized denomination.

     If a Note is represented by a Book-Entry Note the Depositary's nominee will be the Holder thereof entitled to exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of an interest in such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each such beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Book-Entry Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

     While the Book-Entry Notes are represented by the Global Securities held by or on behalf of the Depositary, and registered in the name of the Depositary or the Depositary's nominee, the option for repayment may be exercised by the applicable participant that has an account with the Depositary, on behalf of the beneficial owners of the Global Security or Securities representing such Book-Entry Notes, by delivering a written notice substantially similar to the above-mentioned forms to the Trustee at its Designated Office (or such other address of which the Company shall from time to time notify the Holders), not more than 60 days nor less than 30 days prior to the date of repayment. Notices of elections from participants on behalf of beneficial owners of the Global Security or Securities representing such Book-Entry Notes to exercise their option to have such Book-Entry Notes repaid must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the beneficial owner of the Global Security or Securities representing such
Book-Entry Notes must so direct the applicable participant before such participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from the customers. Accordingly, beneficial owners of the Global Security or Securities representing Book-Entry Notes should consult the participants through which they own their interest therein for the respective deadlines for such participants. All notices shall be executed by a duly authorized officer of such participant (with signature guaranteed) and shall be irrevocable. In addition, beneficial owners of the Global Security or Securities representing Book-Entry Notes shall effect delivery at the time such notices of election are given to the Depositary by causing the participant to transfer such beneficial owner's interest in the Global Security or Securities representing such Book-Entry Notes, on the Depositary's records, to the Trustee. See "-- Book-Entry Notes".

REPURCHASE

     The Company may at any time purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may, at its discretion, be held, resold or surrendered to the Trustee for cancellation.

DETERMINATION OF AMOUNT OUTSTANDING

     The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 5.02 of the Indenture, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.01 of the Indenture, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.01 of the Indenture, of the principal amount of such Security (or, in the case of a Security described in clause (A) or (B) above, of the amount determined as provided in such clause), and (D) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall not be deemed Outstanding.

BOOK-ENTRY NOTES

     Upon issuance, all Book-Entry Notes of like tenor and having the same Issue Date will be represented by one or more fully registered securities in permanent global form (each a "Global Note"). See "Description of Debt Securities--Book-Entry System" in the accompanying Prospectus. Each Global Note representing Book-Entry Notes will be deposited with, or on behalf of, The Depository Trust Company, as Depositary, located in the Borough of Manhattan, The City of New York, and will be registered in the name of the Depositary or a nominee of the Depositary.

     No Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or any nominee of such Depositary unless (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) if the Company in its sole discretion determines pursuant to the Indenture that such Global Note shall be so exchangeable or transferrable, (iii) any event shall have occurred and be continuing which, after notice or lapse of time, or both, would become an Event of Default with respect to the securities of the series of which such Global
Note is a part, or (iv) there shall exist such circumstances, if any, in addition or in lieu of those described above as may be described in the applicable Prospectus Supplement.

     Any Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive Notes in registered form of any authorized denomination and of like tenor and aggregate principal amount. Such Notes shall be registered in the name or names of such person or persons as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in such Global Note.

     The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver, or other action which a Holder is entitled to give or take under the Indenture. The Company understands that, under existing industry practices, in the event that the Company requests any action of Holders or an owner of a beneficial interest in such Global Note desires to give or take any action that a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     More information on Book-Entry Notes and related matters are set forth under the heading "Description of Debt Securities--Book-Entry System" in the accompanying Prospectus.


                             FOREIGN CURRENCY RISKS

FOREIGN CURRENCY NOTES

     THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND ANY PRICING SUPPLEMENT DO NOT DESCRIBE ALL RISKS OF AN INVESTMENT IN FOREIGN CURRENCY NOTES THAT RESULT FROM SUCH NOTES BEING DENOMINATED IN A FOREIGN CURRENCY OR CURRENCY UNIT EITHER AS SUCH RISKS EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. ANY ADDITIONAL MATERIAL FOREIGN CURRENCY RISKS PERTAINING TO A PARTICULAR NOTE DENOMINATED IN A FOREIGN CURRENCY WILL BE DISCLOSED IN THE PRICING SUPPLEMENT REGARDING SUCH NOTE. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED IN AN INVESTMENT IN FOREIGN CURRENCY NOTES AND AS TO ANY MATTERS THAT MAY AFFECT THE PURCHASE OR HOLDING OF A FOREIGN CURRENCY NOTE OR THE RECEIPT OF PAYMENTS OF PRINCIPAL OF AND ANY PREMIUM AND INTEREST ON A FOREIGN CURRENCY NOTE IN A SPECIFIED CURRENCY. FOREIGN CURRENCY NOTES ARE NOT AN APPROPRIATE
INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

     Foreign Currency Notes will not be sold in, or to residents of, the country of the Specified Currency in which particular Notes are denominated. The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of and interest of Foreign Currency Notes. Such persons should consult their own legal advisors with regard to such matters.

     Specific information pertaining to the foreign currency or currency unit in which a particular Foreign Currency Note is denominated, including historical exchange rates and a description of the currency and any exchange controls, will be described in the applicable Pricing Supplement. Such information contained therein shall be furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future. Any credit ratings assigned to the Company's medium-term note program are a reflection of the Company's credit status and in no way are a reflection of the potential impact of the factors discussed below in this section, or any other factors, on the market value of the Notes.

EXCHANGE RATES AND EXCHANGE CONTROLS

     An investment in Foreign Currency Notes entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the U.S. dollar and the Specified Currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on economic and political events and the supply of and demand for the relevant currencies over which the Company has no control. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Note. Depreciation of the Specified Currency applicable to a Foreign Currency Note against the U.S. dollar would result in a decrease in the U.S. dollar-equivalent yield of such Security, in the U.S. dollar-equivalent value of the principal repayable at Maturity of such Security and, generally, in the U.S. dollar-equivalent market value of such Security.

     Governments have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to a Foreign Currency Note's Maturity. Even if there are not exchange controls, it is pos-sible that the Specified Currency for any particular Foreign Currency Note would not be available at such Security's Maturity due to other circumstances beyond the control of the Company.

JUDGMENTS

     In the event an action based on Foreign Currency Notes were commenced in a court of the United States, it is likely that such court would grant judgment relating to such Securities only in U.S. dollars. It is not clear, however, whether, in granting such judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. Holders of Foreign Currency Notes would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time the Trustee converts U.S. dollars to the Specified Currency for payment of the judgment.


                SPECIAL CONSIDERATIONS RELATING TO INDEXED NOTES

     THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND ANY PRICING SUPPLEMENT DO NOT DESCRIBE ALL RISKS OF AN INVESTMENT IN INDEXED NOTES, INCLUDING RISKS WHICH MAY BE ASSOCIATED WITH ECONOMIC, FINANCIAL OR POLITICAL EVENTS OVER WHICH NEITHER THE COMPANY NOR THE DISTRIBUTORS HAVE ANY CONTROL, EITHER AS SUCH RISKS EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME.

     An investment in Notes indexed, as to principal and any premium or interest, to one or more values of currencies (including exchange rates between currencies), commodities or interest rate indices entails significant risks that are not associated with investments in a conventional fixed-rate debt security. For example, Indexed Notes that are indexed as to interest may bear interest at a rate lower than the prevailing market interest rate for fixed-rate Notes or may not bear interest, and the principal and any premium payable at Maturity with respect to Indexed Notes that are indexed with respect to principal and any premium may be less than the face amount or initial purchase price thereof or may be zero. Special considerations independent of the creditworthiness of the Company and the value of the applicable currency, commodity or interest rate index, including economic, financial and political events over which the Company has no control also may affect the secondary market for Indexed Notes. Additionally, if the formula used to determine the amount of principal and any premium or any interest payable with respect to such Notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity or interest rate index will be increased. The historical experience of the relevant currencies, commodities or interest rate indices should not be taken as an indication of future performance of such currencies, commodities or interest rate indices during the term of any Note. Any credit ratings assigned to the Company's medium-term note program are a reflection of the Company's credit status and in no way are a reflection of the potential impact of the factors discussed above, or any other factors, on the market value of the Notes. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed in an investment in Indexed Notes, the suitability of an investment in Indexed Notes in light of their particular circumstances, and all other matters that may affect the purchase or holding of an Indexed Note.


                         UNITED STATES FEDERAL TAXATION

     In the opinion of Davis Polk & Wardwell, tax counsel to the Company, the following summary describes the material United States federal income tax consequences of ownership and disposition of the Notes to an initial holder purchasing a Note at its "Issue Price", that is, the first price to the public at which a substantial amount of the Notes in an issue is sold (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and Treasury Regulations in effect as of the date hereof, including regulations (the "OID Regulations") concerning the treatment of debt instruments issued with original issue discount ("OID"), and interpretations of the foregoing, changes to any of which subsequent to the date of this Prospectus Supplement may affect the tax consequences described herein, possibly with retroactive effect. This summary discusses only Notes held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, tax-exempt organizations, dealers in securities or foreign currencies, U.S. Holders (as defined below) whose functional currency (as defined in Code Section 985) is not the U.S. dollar, persons holding Notes in connection with a hedging transaction, "straddle", conversion transaction or other integrated transaction, traders in securities that elect to mark to market, holders liable for alternative minimum tax or persons who have ceased to be United States citizens or to be taxed as resident aliens. Moreover, the summary deals only with Notes that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of ownership of Notes that are due to mature more than 30 years from their date of issue will be discussed in an applicable Pricing Supplement. Prospective investors should consult their tax advisers with regard to the application of United States federal tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

     "U.S. Holder" means a beneficial owner of a Note that is, for United States federal income tax purposes, (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

     "Non-U.S. Holder" means a beneficial owner of a Note that is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

U.S. HOLDERS

     PAYMENTS OF INTEREST.

     Interest paid on a Note will generally be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder's method of accounting for federal income tax purposes. Under the OID Regulations, all payments of interest on a Note that matures one year or less from its date of issuance will be taxed in the manner described below under "--Discount Notes". Special rules governing the treatment of interest paid with respect to Discount Notes (as defined below), certain
Floating Rate Notes and Indexed Notes and Foreign Currency Notes (as defined below), are described under "--Discount Notes" and "--Foreign Currency Notes" below.

     DISCOUNT NOTES.

     A Note that has an Issue Price that is less than the Note's stated redemption price at maturity will generally be considered to have been issued at an original issue discount for federal income tax purposes (a "Discount Note"). The stated redemption price at maturity of a Note will equal the sum of all payments required under the Note other than payments of "qualified stated interest". "Qualified stated interest" is stated interest unconditionally payable as a series of payments in cash or property (other than debt instruments of the Company) at least annually during the entire term of the Note and equal to the outstanding principal balance of the Note multiplied by a single fixed rate of interest. In addition, stated interest on Floating Rate Notes providing for one or more qualified floating rates of interest, a single fixed rate and one or more qualified floating rates, an objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate will generally constitute qualified stated interest if such stated interest is unconditionally payable at least annually during the term of the Note at a rate that is considered to be a single qualified floating rate or a single objective rate (provided such rates are set at a "current value" of that rate) under the following rules.

     A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of borrowed funds in the currency in which a Floating Rate Note is denominated. Unless otherwise indicated in the applicable Pricing Supplement, the CD Rate, CMT Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR, Prime Rate and Treasury Rate will constitute qualified floating rates. If a Floating Rate Note provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Note, the qualified floating rates together constitute a single qualified floating rate. An "objective rate" is generally a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information but that is not within the control of or unique to the circumstances of the Company or a party related to the Company (such as dividends, profits or the value of the Company's stock). If interest on a debt instrument is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. Two or more rates will be conclusively presumed to meet the requirements of the preceding sentences if the values of the applicable rates on the issue date are within 1/4 of 1% of each other.

     In general, if a Floating Rate Note provides for stated interest at a single qualified floating rate or objective rate, all stated interest on the
Note is qualified stated interest and the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the Note. Special tax considerations (including possible OID) may arise with respect to Floating Rate Notes providing for (i) one base rate followed by one or more base rates, (ii) a single fixed rate followed by a qualified floating rate or (iii) a Spread Multiplier. Prospective U.S. Holders of Floating Rate Notes with any of such features should carefully examine the applicable Pricing Supplement since the tax consequences will depend, in part, on the particular terms of the Note. Special rules may apply if a Floating Rate Note bears interest at an objective rate and it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. Special rules may also apply if a Floating Rate Note is subject to a cap, floor, governor or similar restriction that is not fixed throughout the term of the Note and is reasonably expected as of the issue date to cause the yield on the Note to be significantly less or more than the expected yield determined without the restriction.

     The OID Regulations address, among other things, the accrual of OID on, and the character of gain realized on the sale, exchange or retirement of, debt instruments providing for contingent payments. Prospective U.S. Holders of Indexed Notes, Amortizing Notes, Renewable Notes or Floating Rate Notes providing for contingent payments (including Notes providing for optional redemption or repayment or Notes whose Stated Maturity may be extended at the option of the Company) should refer to the discussion regarding taxation in the applicable Pricing Supplement which will describe additional tax considerations, if any, relevant to the ownership and disposition of such Notes. U.S. Holders of Indexed Notes, with respect to which the indexed item is one or more foreign currencies, currency units or composite currencies should carefully examine the Applicable Pricing Supplement and consult with their tax advisers as to the federal income tax consequences of the ownership and disposition of such Notes.

     If the difference between a Note's stated redemption price at maturity and its Issue Price is a DE MINIMIS amount, i.e., less than 1/4 of 1% of the stated redemption price at maturity multiplied by the number of complete years to maturity, then the Note will not be considered to have OID. U.S. Holders of Notes with a DE MINIMIS amount of OID will generally include this amount in income, as capital gain, on a pro rata basis as principal payments are made on the Notes.

     A U.S. Holder of Discount Notes will be required to include any qualified stated interest payments in income in accordance with the U.S. Holder's method of accounting for federal income tax purposes. U.S. Holders of Discount Notes that mature more than one year from their date of issuance will be required to include OID in income for federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest.

     Under the OID Regulations, a Note that matures one year or less from its date of issuance will be treated as a "short-term Discount Note". All payments of interest on a short-term Discount Note will be included in its stated redemption price at maturity. In general, a cash method U.S. Holder of a short-term Discount Note is not required to accrue OID for United States federal income tax purposes unless it elects to do so. U.S. Holders who make such an election, U.S. Holders who report income for federal income tax purposes on the accrual method and certain other U.S. Holders, including banks, dealers in securities, regulated investment companies, common trust funds, and certain pass-through entities, are required to include OID in income on such short-term Discount Notes as it accrues on a straight-line basis, unless an election is made to accrue the OID according to a constant yield method based on daily compounding. In the case of a U.S. Holder who is not required and does not elect to include OID in income currently, any gain realized on the sale, exchange or retirement of the short-term Discount Note will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding), reduced by any interest received, through the date of sale, exchange or retirement. In addition, such Holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term Discount Notes in an amount not exceeding the deferred interest income, until such deferred interest income is recognized.

     Under the OID Regulations, a U.S. Holder may make an election (the "Constant Yield Election") to include in gross income all interest that accrues on a Note (including stated interest, acquisition discount, OID, DE MINIMIS OID and unstated interest, as adjusted by any amortizable bond premium in accordance with a constant yield method based on the compounding of interest).

     PRE-ISSUANCE ACCRUED INTEREST.

     If (i) a portion of the initial purchase price of a Note is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the
Note is to be made within one year of the Note's issue date and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the U.S. Holder may elect to decrease the issue price of the Note by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Note.

     REDEMPTION.

     Certain of the Notes may be redeemed prior to maturity. Notes containing such a feature may be subject to rules that differ from the general rules discussed above. Purchasers of Notes with such a feature should carefully examine the applicable Pricing Supplement to determine if the Notes are subject to such different rules.

     SALE, EXCHANGE OR RETIREMENT.

     Upon the sale, exchange or retirement of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between such Holder's adjusted tax basis in the Note and the amount realized (excluding any amounts attributable to unpaid qualified stated interest accrued between interest payment dates, which will be includible in income as interest in accordance with the U.S. Holder's method of accounting) on the sale, exchange or retirement. A U.S. Holder's adjusted tax basis in a Note will generally equal the cost of the Note to such Holder, increased by the amounts of any OID (or acquisition discount in the case of a holder of short-term Discount Note that made a Constant Yield Election) and any income attributable to de minimis OID previously includible in income by the U.S. Holder with respect to such Note and reduced by any principal payments received by the U.S. Holder, any amortizable bond premium used to offset qualified stated interest and, in the case of a Discount Note, by the amounts of any other payments that do not constitute qualified stated interest (as defined above).

     Subject to the discussion under "--Foreign Currency Notes" below, gain or loss recognized on the sale, exchange or retirement of a Note that is not an Indexed Note or a Floating Rate Note that provides for contingent payments will be capital gain or loss (except, in the case of a short-term Discount Note, to the extent of any OID not previously included in the U.S. Holder's taxable income). See "--Discount Notes" above. Prospective investors should consult their tax advisers regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for certain taxpayers who are individuals) and losses (the deductibility of which is subject to limitations).

     AMORTIZABLE BOND PREMIUM.

     If a U.S. Holder purchases a Note for an amount that is greater than the amount payable at maturity, the U.S. Holder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess, and may elect to amortize such premium over the remaining term of the Note, based on the U.S. Holder's yield to maturity with respect to the Note as determined under the bond premium rules. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in the U.S. Holder's income with respect to the Note in that accrual period. Under the regulations, if the amortizable bond premium allocable to an accrual period exceeds the amount of qualified stated interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the U.S. Holder's prior interest inclusions on the Note. Any excess is generally carried forward and allocable to the next accrual period. A Holder who elects to amortize bond premium must reduce his tax basis in the Note as described above under "Sale, Exchange or Retirement". An election to amortize bond premium applies to all taxable debt obligations held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired and may be revoked only with the consent of the Internal Revenue Service (the "IRS"). The regulations provide limited automatic consent for a U.S. Holder to change its method of accounting for bond premium to the constant yield method if the change is made for the first taxable year (by a statement on the relevant return) for which the U.S. Holder must account for a bond under the regulations.

     If a Holder makes a Constant Yield Election for a Note with amortizable bond premium, the Holder will be deemed to make the election described above to amortize bond premium for all of the Holder's appertaining debt instruments with amortizable bond premium, which may be revoked only with the permission of the IRS.

     FOREIGN CURRENCY NOTES.

     A U.S. Holder that uses the cash method of accounting and receives a payment of interest with respect to a Foreign Currency Note (as defined above under "Description of Notes--General") in U.S. dollars will be required to include the amount of such payment in income upon receipt. A cash method U.S. Holder that receives a payment of interest on a Foreign Currency Note in a Specified Currency (other than a Discount Note on which OID is accrued on a current basis, except to the extent any qualified stated interest is received), pursuant to the election described under "Description of the Notes--Foreign Currency Notes" will be required to include in income the U.S. Dollar value of the Specified Currency payment (determined on the date such payment is received), regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the U.S. Holder's tax basis in the Specified Currency.

     To the extent that the preceding paragraph is not applicable, a U.S. Holder will be required to include in income the U.S. dollar value of the amount of interest income (including OID, but reduced by amortizable bond premium to the extent applicable) that is required to be accrued with respect to a Foreign Currency Note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. Such U.S. Holder will recognize ordinary income or loss with respect to accrued interest income on the date such income is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the Specified Currency payment received (determined on the date such payment is received) in respect of such accrual period (or, where a U.S. Holder receives U.S. dollars, the amount of such payment in respect of such accrual period) and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

     A U.S. Holder may, regardless of its general accounting method, elect to translate interest income (including OID) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, alternatively, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A U.S. Holder that makes such an election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.

     OID and amortizable bond premium on a Foreign Currency Note are to be determined in the relevant Specified Currency.

     Any loss realized on the sale, exchange or retirement of a Foreign Currency Note with amortizable bond premium by a U.S. Holder who has not elected to amortize such premium will be a capital loss to the extent of such bond premium. If such an election is made, amortizable bond premium taken into account under the applicable rules described above (see "--Amortizable Bond Premium") will reduce interest income in units of the relevant Specified Currency. Exchange gain or loss is realized on such amortized bond premium with respect to any period by treating the bond premium amortized in such period as a return of principal.

     A U.S. Holder's tax basis in a Foreign Currency Note, and the amount of any subsequent adjustment to such Holder's tax basis, will be the U.S. dollar value of the Specified Currency amount paid for such Foreign Currency Note, or of the Specified Currency amount of the adjustment, determined on the date of such purchase or adjustment. A U.S. Holder who purchases a Foreign Currency Note with previously owned Specified Currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. Holder's tax basis in the Specified Currency and the U.S. dollar fair market value of the Foreign Currency Note on the date of purchase.

     Gain or loss realized upon the sale, exchange or retirement of a Foreign Currency Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss, which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the Specified Currency principal amount (as determined pursuant to regulations under Code Section 988) of such Note, and, for accrual method Holders or Holders of Discount Notes (to the extent of accrued OID), any payment with respect to accrued interest or accrued OID, determined on the date such payment is received or such

Note is disposed of, and (ii) the U.S. dollar value of the Specified Currency principal amount of such Note, determined on the date such U.S. Holder acquired such Note, and, for accrual method Holders or Holders of Discount Notes (to the extent of accrued OID), the U.S. dollar value of the accrued interest or accrued OID received, determined by translating such interest at the average exchange rate (or at a spot rate elected as described above) for the accrual period. Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. Holder on the sale, exchange or retirement of the Foreign Currency Note. The source of such foreign currency gain or loss will be determined by reference to the residence of the U.S. Holder or the "qualified business unit" of the U.S. Holder on whose books the Note is properly reflected. Any gain or loss realized by the U.S. Holder in excess of such foreign currency gain or loss will generally be capital gain or loss (except, in the case of a short-term Discount Note, to the extent of any OID not previously included in the U.S. Holder's income).

     A U.S. Holder will have a tax basis in any Specified Currency received on the sale, exchange or retirement of a Foreign Currency Note equal to the U.S. dollar value of such Specified Currency, determined at the time of such sale, exchange or retirement. Regulations issued under Section 988 of the Code provide a special rule for purchases and sales of publicly traded Foreign Currency Notes by a cash method taxpayer, under which units of Specified Currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of such a purchase or sale. An accrual method taxpayer may elect the same treatment required of cash-method taxpayers with respect to the purchase and sale of publicly traded Foreign Currency Notes, provided the election is applied consistently. Such election cannot be changed without the consent of the IRS. Any gain or loss realized by a U.S. Holder on a sale or other disposition of Specified Currency (including its exchange for U.S. dollars or its use to purchase Foreign Currency Notes) will be ordinary income or loss.

     Under recently promulgated temporary Treasury regulations (the "Temporary Regs"), the introduction of the Euro at the start of the third stage of European Economic and Monetary Union and the subsequent use of Euros as the currency for payment of amounts in respect of the Foreign Currency Notes generally should not be treated as a taxable exchange of the Foreign Currency Notes for United States federal income tax purposes.

     BACKUP WITHHOLDING AND INFORMATION REPORTING.

     Certain noncorporate U.S. Holders may be subject to information reporting and backup withholding at a rate of 31% on payments of principal, premium and interest (including OID, if any) on, and the proceeds of disposition of, a Note. Backup withholding will apply only if the holder (i) fails to furnish its Taxpayer Identification Number ("TIN"), which, for an individual, is his Social Security number, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed to properly report payments of interest or dividends or (iv), under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments. U.S. Holders should consult their tax advisers regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

     The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the IRS.

NON-U.S. HOLDERS

     Under present United States federal tax law, and subject to the discussion below concerning backup withholding:

          (a) payments of principal, interest (including OID, if any) and premium on the Notes by the Company or its paying agent to any Non-U.S. Holder will be exempt from the 30% United States federal withholding tax, provided that (i) such Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership, and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and
     (ii) the statement requirement set forth in Section 871(h) or Section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below;

          (b) a Non-U.S. Holder of a Note will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such Note, unless (i) such Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and either the gain is attributable to an office or other fixed place of business maintained by such individual in the United States or, generally, such individual has a "tax home" in the United States or
     (ii) such gain is effectively connected with the Holder's conduct of a trade or business in the United States; and

          (c) a Note held by an individual who is not, for United States estate tax purposes, a resident or citizen of the United States at the time of his death generally will not be subject to United States federal estate tax as a result of such individual's death, provided that the individual does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and, at the time of such individual's death, payments with respect to such Note would not have been effectively connected to the conduct by such individual of a trade or business in the United States.

The rules described in subparagraphs (a) and (c) above will not apply to contingent interest if the amount of such interest is contingent interest described in Section 871(h)(4) of the Code (generally, interest determined with reference to the profitability or similar indicia of financial performance of the Company or a related person or of the property of the Company or a related person).

     The certification requirement referred to in subparagraph (a) will be fulfilled if the beneficial owner of a Note certifies on IRS Form W-8, under penalties of perjury, that it is not a United States person and provides its name and address, and (i) such beneficial owner files such Form W-8 with the withholding agent or (ii) in the case of a Note held by a securities clearing organization, bank or other financial institution holding customers' securities in the ordinary course of its trade or business holding the Note on behalf of the beneficial owner, such financial institution files with the withholding agent a statement (signed under penalties of perjury) that it has received the Form W-8 from the Holder and furnishes the withholding agent with a copy thereof. With respect to Notes held by a foreign partnership, under current law, the Form W-8 may be provided by the foreign partnership. However, for interest (including OID) and disposition proceeds paid with respect to a Note, unless the foreign partnership has entered into a withholding agreement with the IRS, a foreign partnership will be required after December 31, 1999 (and may be permitted earlier), in addition to providing an intermediary Form W-8, to attach an appropriate certification by each partner. Prospective investors, including foreign partnerships and their partners, should consult their tax advisers regarding possible additional reporting requirements.

     If a Non-U.S. Holder of a Note is engaged in a trade or business in the United States, and if interest (including OID) on the Note (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States income tax on such effectively connected income in the same manner as if it were a U.S. Holder. See "--U.S. Holders" above. In lieu of the certificate described in the preceding paragraph, such a Holder will be required to provide to the withholding agent a properly executed IRS Form 4224 (or, by January 1, 2000, a Form W-8) to claim an exemption from withholding tax. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) on its earnings and profits for the taxable year attributable to such effectively connected income, subject to certain adjustments.

     BACKUP WITHHOLDING AND INFORMATION REPORTING.

     Backup withholding will not apply to payments made on a Note if the certifications required by Sections 871(h) and 881(c) are received, provided that the Company or its paying agent, as the case may be, does not have actual knowledge that the payee is a United States person.

     Under current Treasury Regulations, payments on the sale, exchange or other disposition of a Note made to or through a foreign office of a broker generally will not be subject to backup withholding. However, if such broker is (i) a United States person, (ii) a controlled foreign corporation for United States federal income tax purposes, (iii) a foreign person 50 percent or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period or (iv), in the case of payments made after December 31, 1999, a foreign partnership with certain connections to the United States, then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if the broker has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the Holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.

     Non-U.S. Holders of Notes should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the IRS.


                 SUPPLEMENTAL PLAN OF DISTRIBUTION OF THE NOTES

     Under the terms of a Distribution Agreement, dated September 17, 1998 (the "Distribution Agreement"), the Notes are offered on a continuing basis by the Company through the Distributors, each of which has agreed to use reasonable best efforts to solicit purchases of the Notes. Unless otherwise disclosed in the applicable Pricing Supplement, the Company will pay a commission, or grant a discount, to the Distributors of .125% to .750% of the principal amount of each Note, depending on its Stated Maturity, sold through such Distributor, as agent; PROVIDED, HOWEVER, that commissions with respect to Notes with a Stated Maturity of more than thirty years will be negotiated between the Company and the applicable Distributor at the time of sale. The Company will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. Each Distributor shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Notes received by it, in whole or in part.

     The Company also may sell Notes to any Distributor, acting as principal, at a discount to be agreed upon at the time of sale except that, if no other discount is agreed, the Company may pay a commission (or grant a discount) equivalent to that set forth on the cover page of this Prospectus Supplement. Such Notes may be resold at market prices prevailing at the time of resale, at prices related to such prevailing market prices, at a fixed offering price or at negotiated prices, as determined by such Distributor. The Company also may sell Notes to any Distributor or to a group of underwriters for whom a Distributor acts as representative, at a discount to be agreed at the time of sale for resale to one or more investors or purchasers at a fixed offering price or at varying prices prevailing at the time of resale, at prices related to such prevailing market prices at the time of such resale or at negotiated prices. Notes purchased by a Distributor or by a group of underwriters may be resold to certain securities dealers for resale to investors or to certain other dealers. Dealers may receive compensation in the form of discounts, concessions or commissions from the Distributors and/or commissions from the purchasers for whom they may act as agents. Unless otherwise specified in the applicable Pricing Supplement, any concessions allowed by any Distributor to any such dealer shall not be in excess of the commission or discount received by such Distributor from the Company. After the initial public offering of Notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price, concession and discount may be changed.

     The Company has reserved the right to sell Notes directly on its own behalf and to accept offers to purchase Notes through additional distributors on substantially the same terms and conditions (including commission rates) as would apply to purchases of Notes pursuant to the Distribution Agreement. In addition, the Company has reserved the right to appoint additional agents for the purpose of soliciting offers to purchase Notes. Such additional distributors or agents, as the case may be, will be named in the applicable Pricing Supplement. No commission will be payable on any Notes sold directly by the Company.

     In the event that an amount in excess of 10% of the aggregate net proceeds from any offering of Notes is used to pay indebtedness owed to affiliates of any Distributor, any such sale of Notes will be made in accordance with Rule 2710(c)(8) of the NASD Conduct Rules.

     The Distributors and any dealers to whom the Distributors may sell Notes may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Act"). The Company has agreed to indemnify the Distributors against certain liabilities, including civil liabilities under the Act, or contribute to payments which the Distributors may be required to make in respect thereof. The Company has agreed to reimburse the Distributors for certain expenses.

     Unless otherwise indicated in the applicable Pricing Supplement, payment of the purchase price of Notes, other than Foreign Currency Notes, will be required to be made in funds immediately available in The City of New York. With respect to payment of the purchase price of Foreign Currency Notes, see "Description of the Notes--Foreign Currency Notes" herein.

     The Notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. No assurance can be given as to the existence or liquidity of the secondary market for the Notes.

     The Distributors may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Distributors to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

     In the ordinary course of their business, the Distributors and certain of their affiliates have engaged in, and may in the future engage in, investment and commercial banking transactions and financial advisory services with the Company and certain of its affiliates.


                                    GLOSSARY

     Set forth below are definitions, or the locations elsewhere of definitions, of some of the terms used in this Prospectus Supplement.

     "CALCULATION AGENT" means the agent appointed by the Company as set forth in the applicable Pricing Supplement to calculate interest rates for Floating Rate Notes.

     "CALCULATION DATE" pertaining to any Interest Determination Date means, unless otherwise specified in the applicable pricing supplement, the earlier of
(i) the tenth calendar day after such Interest Determination Date or, if such day is not a Market Day, the next succeeding Market Day or (ii) the Market Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

     "CD RATE" means the rate calculated as set forth under the heading "Description of the Notes--Floating Rate Notes--CD Rate Notes", unless otherwise indicated in the applicable Pricing Supplement.

     "CMT  RATE"  means  the rate  calculated  as set forth  under  the  heading
"Description  of  the  Notes--Floating   Rate  Notes--CMT  Rate  Notes,"  unless
otherwise indicated in an applicable Pricing Supplement.

     "COMMERCIAL PAPER RATE" means the rate calculated as set forth under the heading "Description of the Notes--Floating Rate Notes--Commercial Paper Rate Notes", unless otherwise indicated in the applicable Pricing Supplement.

     "DESIGNATED CMT TELERATE PAGE" means the display on the Dow Jones Telerate Service, or any successor service, on the page designated in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

     "DESIGNATED CMT MATURITY INDEX" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be two years.

     "DESIGNATED LIBOR PAGE" means (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in such Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified in the appli-cable Pricing Supplement as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) on the page specified in such Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

     "DESIGNATED OFFICE" of the Trustee means the New York Window of the Trustee at First National Bank of Chicago, Attn: Charlene Mullane, Corporate Trust - 8th Floor, 14 Wall Street, Suite 4607, New York, New York 10005, unless otherwise provided in a Pricing Supplement.

     "EXCHANGE RATE AGENT" means the agent appointed by the Company as set forth in the applicable Pricing Supplement to convert principal and any premium and interest payments in respect of Foreign Currency Notes into U.S. dollars.

     "FEDERAL FUNDS RATE" means the rate calculated as set forth under the heading "Description of the Notes--Floating Rate Notes--Federal Funds Rate Notes", unless otherwise indicated in the applicable Pricing Supplement.

     "FIXED RATE NOTE" shall mean Notes bearing interest as described under the heading "Description of the Notes--Interest--Fixed Rate Notes".

     "FLOATING RATE NOTES" shall mean Notes bearing interest as described under the heading "Description of the Notes--Interest--Floating Rate Notes".

     "H.15(519)" means the weekly statistical release entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "H.15 DAILY UPDATE" means the daily update of H.15(519) available through the world-wide web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h.15/update, or any successor site or publication of the Board of Governors of the Federal Reserve System.

     "INDEX CURRENCY" means the currency or composite currency specified in the applicable Pricing Supplement as to which LIBOR shall be calculated. If no such currency or composite currency is specified in the applicable Pricing Supplement, the Index Currency shall be United States dollars.

     "INDEX MATURITY" means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as indicated in the applicable Pricing Supplement.

     "INITIAL INTEREST RATE" means the rate at which Floating Rate Note will bear interest from and including its Issue Date (or that of a predecessor Note) to but excluding the first Interest Reset Date, as indicated in the applicable Pricing Supplement.

     "INTEREST DETERMINATION DATE" means the date as of which the interest rate for a Floating Rate Note is to be calculated, to be effective as of the following Interest Reset Date and calculated on the related Calculation Date (except in the case of LIBOR, which is calculated on the related LIBOR Interest Determination Date).

     "INTEREST RESET DATE" means the date on which a Floating Rate Note will begin to bear interest at the variable interest rate determined as of any
Interest Determination Date. See the third paragraph under the heading "Description of the Notes--Floating Rate Notes" for the applicable Interest Reset Dates for such Notes. The Reset Dates with respect to any Floating Rate Note will also be set forth in the applicable Pricing Supplement and in such Note.

     "LIBOR"  means  the  rate   calculated  as  set  forth  under  the  heading
"Description of the Notes--Floating Rate Notes--LIBOR Notes", unless otherwise indicated in the applicable Pricing Supplement.

     "LONDON BUSINESS DAY" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     "MARKET DAY" means (a) with respect to any Note (unless otherwise provided in this definition), any day that is a Business Day in The City of New York, (b) with respect to LIBOR Notes only, any Business Day in New York that is also a London Market Day, (c) with respect to Foreign Currency Notes (other than Foreign Currency Notes denominated in ECUs) only, any day that is a Business Day both in New York and in the principal financial center in the country of the Specified Currency and (d) with respect to Foreign Currency Notes denominated in ECU, any date that is a Business Day in The City of New York that is designated as an ECU settlement day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day in which payments in ECU are made.

     "MARKET EXCHANGE RATE" for any Specified Currency means the noon buying rate in The City of New York for cable transfers for such Specified Currency as certified for customs purposes by (or if not so certified as otherwise determined by) the Federal Reserve Bank of New York.

     "MATURITY", when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "PRIME RATE" means the rate calculated as set forth under the heading "Description of the Notes--Floating Rate Notes--Prime Rate Notes", unless otherwise indicated in the applicable Pricing Supplement.

     "PRINCIPAL FINANCIAL CENTER" means the capital city of the country issuing the Index Currency, except that with respect to United States dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECUs, the Principal Financial Center shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

     "REUTERS SCREEN USPRIME1 PAGE" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or such other page as may replace the USPRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

     "SPECIFIED CURRENCY" shall have the meaning set forth under the heading "Description of the Notes--Foreign Currency Notes".

     "SPREAD" means the number of basis points specified in the Note and the applicable Pricing Supplement as being applicable to the interest rate for a particular Floating Rate Note.

     "SPREAD MULTIPLIER" means the percentage specified in the Note and the applicable Pricing Supplement as being applicable to the interest rate for a particular Floating Rate Note.

     "STATED MATURITY", when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

     "TREASURY RATE" means the interest rate calculated as set forth under the heading "Description of the Notes--Floating Rate Notes--Treasury Rate Notes", unless otherwise indicated in the applicable Pricing Supplement.

                               [LOGO] PITNEY BOWES


                                PITNEY BOWES INC.
                                 DEBT SECURITIES

                           ---------------------------


     Pitney Bowes Inc. (the "Company") from time to time may offer in one or more series its unsecured debt securities consisting of notes or debentures (the "Debt Securities") for issuance and sale at an aggregate initial offering price not to exceed $500,000,000 (or the equivalent at the time of offering in non-U.S. dollar denominated currencies or units). As used herein, Debt Securities shall include securities denominated, or whose principal is payable, in United States dollars, or, at the option of the Company, in any other currency or in composite currencies or in amounts determined by reference to an index. Debt Securities will be offered in amounts, at prices and on the terms to be determined at the time of sale and to be set forth in supplements to this Prospectus. The Company may sell Debt Securities to underwriters, to or through dealers, acting as principals for their own accounts or acting as agents, or directly to investors. See "Plan of Distribution".

                           ---------------------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ---------------------------


     The terms of each issue of the Debt Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, maturity, interest rate or rates (which may be fixed or variable), if any, and time of payment of any such interest, terms for redemption at the option of the Company or any holders, if any, terms for sinking fund payments, if any, the initial public offering price or prices, the names of any underwriters or agents, the principal amounts, if any, to be purchased by underwriters and the compensation of such underwriters or agents and the other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered, will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement").

                           ---------------------------



     THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF DEBT SECURITIES
                 UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                           ---------------------------




                 The date of this Prospectus is April 29, 1998.

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SUCH SECURITIES IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY
CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS cORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.


                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549. Certain securities of the Company are listed on the New York Stock Exchange (the "NYSE") and reports and other information concerning the Company may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. In addition, the Commission maintains a Website that contains reports, proxy and information statements and other materials of registrants that file electronically (including the Company) through the Commission's Electronic Data Gathering Analysis and Retrieval System. The Website can be accessed at http://www.sec.gov.

     This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Debt Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There is hereby incorporated in this Prospectus by reference the following document which has been filed with the Commission (File No. 001-03579):

     (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (which incorporates by reference portions of the Company's Proxy Statement on Schedule 14A filed March 31, 1998); and

     (ii) the Company's Current Report on Form 8-K filed February 23, 1998.

     All documents filed with the Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that any statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on written or oral request of such person, a copy of any or all of the foregoing documents which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits shall have been specifically incorporated by reference into such documents. Requests for such copies should be directed to the

Corporate Secretary, Pitney Bowes Inc., World Headquarters, One Elmcroft Road, Stamford, Connecticut 06926-0700, telephone (203) 356-5000.


                                   THE COMPANY

     The Company and its subsidiaries operate within three industry segments: business equipment, business services, and commercial and industrial financing. The Company operates in two geographic areas: the United States and outside the United States. Together with its affiliates, the Company employs approximately 30,000 people throughout the United States, Europe, Canada and other countries.

     The Company, a Delaware corporation organized in 1920, is listed on the NYSE. The World Headquarters of the Company are located at One Elmcroft Road, Stamford, Connecticut 06926-0700 (telephone 203-356-5000).


                                 USE OF PROCEEDS

     Except as may be set forth in the Prospectus Supplement, the Company intends to use the net proceeds from the sales of the Debt Securities to repay short-term debt, to repurchase the Company's common stock, to reduce or retire from time to time other indebtedness and for other general corporate purposes including possible acquisitions. The precise amount and timing of sales of the Debt Securities will be dependent on market conditions and the availability and cost of other funds to the Company.


                       RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of the Company's earnings to fixed charges excluding minority interest for the periods indicated:

                            YEARS ENDED DECEMBER 31,
                            ------------------------
              1997         1996         1995         1994          1993
              ----         ----         ----         ----          ----
              4.23         3.79         3.28         3.39          3.24



     For the purpose of computing the ratio of earnings to fixed charges excluding minority interest, earnings have been calculated by adding to income from continuing operations before income taxes the amount of fixed charges. Fixed charges consist of interest on debt and a portion of net rental expense deemed to represent interest.


                         DESCRIPTION OF DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Indenture under which the Debt Securities are to be issued. The Debt Securities may be issued from time to time in one or more series. The particular terms of each issue of the Debt Securities (the "Offered Debt Securities") offered by any Prospectus Supplement and the extent, if any, to which the general provisions may apply to the Offered Debt Securities so offered will be described in the Prospectus Supplement relating to such Offered Debt Securities.

     Offered Debt Securities are to be issued under an Indenture (the "Indenture"), between the Company and SunTrust Bank, Atlanta, as Trustee. A copy of the form of Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The statements under this caption relating to the Debt Securities and the Indenture are summaries and do not purport to be complete. Such summaries make use of terms defined in the Indenture and are qualified in their entirety by express reference to provisions of the Indenture (including definitions therein of certain terms) which is incorporated by reference herein. The term "Securities" as used under this caption, refers to all Securities which may be issued under the Indenture and includes the Debt Securities. All section references appearing herein are to sections of the Indenture.

GENERAL

     The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured unsubordinated indebtedness of the Company. As of the date of this Prospectus, no Securities have been issued under the Indenture. The Indenture does not limit the aggregate principal amount of Securities which may be issued thereunder and provides that Securities may be issued thereunder from time to time in one or more series.

     Reference is made to the applicable Prospectus Supplement for the following terms of and information relating to the Offered Debt Securities: (i) the title of the Offered Debt Securities; (ii) any limit on the aggregate principal amount of the Offered Debt Securities; (iii) the price or prices at which the Offered Debt Securities will be issued; (iv) the date or dates on which principal of, and any premium on, the Offered Debt Securities will be payable; (v) the rate or rates (which may be fixed or variable) at which the Offered Debt Securities shall bear interest, if any, or the method by which such rate or rates shall be determined, the basis on which such interest, if any, shall be calculated if other than a 360-day year consisting of twelve 30-day months, the date or dates from which such interest, if any, will accrue and on which such interest, if any, will be payable and the related record dates; (vi) if other than the offices of the Trustee, the place where the principal of, and any premium and interest on, the Offered Debt Securities will be payable; (vii) any redemption, repayment or sinking fund provisions; (viii) if other than denominations of $1,000 or multiples thereof, the denominations in which the Offered Debt Securities will be issuable; (ix) if other than the principal amount thereof, the portion of the principal amount due upon acceleration; (x) if other than U.S. dollars, the currency or currencies or currency unit or currency units in which the Offered Debt Securities will be denominated and in which principal of, and premium, if any, and interest, if any, on, the Offered Debt Securities will or may be payable; (xi) any index or formula used to determine the amount of payments of principal of and any premium and interest on the Offered Debt Securities; (xii) the terms and conditions, if any, pursuant to which the Offered Debt Securities may be converted or exchanged for other securities of the Company or any other person; (xiii) whether the Offered Debt Securities shall be issued in the form of one or more Global Securities (as defined in "Book-Entry System"); (xiv) the identity of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars with respect to the Offered Debt Securities and (xv) any other specific terms of the Offered Debt Securities not inconsistent with the Indenture. (Section 3.01)

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities are to be issued as registered securities without coupons in denominations of $1,000 and any integral multiple of $1,000. (Section 3.02) No service charge will be made for any transfer or exchange of such Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.05)

     Securities may be issued under the Indenture as Original Issue Discount Securities to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other considerations applicable to Offered Debt Securities will be described in the Prospectus Supplement relating thereto. (Section 3.01)

     CERTAIN DEFINITIONS

     The term "Attributable Debt" in respect of any Sale and Lease-Back Transaction means as of the time of the determination, the lesser of (i) the sale price of the Principal Domestic Manufacturing Plant so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (ii) the total obligation (discounted to present value at the implicit interest factor, determined in accordance with generally accepted financial practice, included in the rental payments, or, if such interest factor cannot readily be determined, at a rate of interest of 11% per annum, compounded semiannually) under the lease for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights (such as those based on real or energy costs or savings) during the remaining portion of the base term of the lease included in such transaction).

     The term "Consolidated Net Tangible Assets" means as of any particular time the aggregate amount of assets after deducting therefrom (a) all current liabilities (excluding any such liability that by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, trade names, unamortized debt discount and expense and other like intangibles, all as shown in the most recent consolidated financial statements of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles.

     The term "Consolidated Net Worth" means the sum of (i) the par value or stated value of the capital stock of the Company, (ii) the capital in excess of par value and (iii) the retained earnings, all as shown on the most recent consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with generally accepted accounting principles.

     The term "Principal Domestic Manufacturing Plant" means any manufacturing or processing plant or warehouse (other than such manufacturing plant or warehouse which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and its Subsidiaries taken as a whole) together with the land upon which it is erected and fixtures comprising a part thereof owned by the Company or any Subsidiary and located in the United States, if the gross book value (without deduction of any depreciation reserves) of all real property and fixed assets included in such plant on the date as of which the determination is being made exceeds 1% of Consolidated Net Worth.

     The term "Restricted Subsidiary" means any Subsidiary which is organized under the laws of the United States or of any State or of the District of Columbia and transacts all or a substantial portion of its business in the United States and which owns a Principal Domestic Manufacturing Plant; provided, however, that the term shall not include Pitney Bowes Credit Corporation or any other Subsidiary (a) which is solely or primarily engaged in the business of providing or obtaining financing for the sale or lease of products sold or leased by the Company or any Subsidiary or which is otherwise primarily engaged in the business of a finance company either on a secured or an unsecured basis or (b) which is solely or primarily engaged in the business of owning, developing or leasing real property other than a Principal Domestic Manufacturing Plant.

     The term "Sale and Lease-Back Transaction" of a corporation means any arrangement whereby property has been or is to be sold or transferred by such corporation to any Person with the intention on the part of such corporation of taking back a lease of such property with a term of more than 36 months pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life of such property, and such property is in fact so leased by such corporation.

     The term "Subsidiary" means any corporation of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of such definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     The term "U.S. Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     The term "Wholly-Owned Restricted Subsidiary" means a Restricted Subsidiary all of the outstanding voting stock of which, other than directors' qualifying shares, and all the Preferred Stock (as defined) of which shall at the time be owned by the Company or by one or more other Wholly-Owned Restricted Subsidiaries, or by the Company and one or more other Wholly-Owned Restricted Subsidiaries. (Section 1.01)

CERTAIN RESTRICTIONS

     LIMITATIONS ON LIENS

     The Indenture provides that if the Company or any Restricted Subsidiary shall issue, assume, guarantee or become liable for any evidence of indebtedness for money borrowed ("Indebtedness") secured by a mortgage, security interest, pledge or lien ("Mortgage") on any Principal Domestic Manufacturing Plant, or shares of capital stock or Indebtedness of any Restricted Subsidiary, the Company will secure or cause to be secured the Debt Securities equally and ratably with (or prior to) such secured Indebtedness, unless the aggregate amount of all such secured Indebtedness would not exceed 10% of Consolidated Net Tangible Assets. (Section 10.06)

     Such limitation will not apply to Indebtedness secured by (a) Mortgages on property of any corporation existing at the time such corporation becomes a Restricted Subsidiary, (b) Mortgages on any property existing at the date of the initial issuance of securities pursuant to the Indenture or at the time of acquisition thereof, (c) Mortgages on property of a corporation existing at the time such corporation is acquired (including by way of merger or consolidation) by the Company or a Restricted Subsidiary or a Restricted Subsidiary is merged into such corporation or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such mortgage as a result of such merger, consolidation, sale, lease or other disposition is not extended to property owned by the Company or such Restricted Subsidiary immediately prior thereto, (d) Mortgages securing Indebtedness of a Wholly-Owned Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary, (e) purchase money and construction Mortgages entered into within specified time limits, (f) mechanics' liens, tax liens, liens in favor of, and to secure progress, advance or other payments or the acquisition of real or personal property from any governmental body pursuant to contract or provision of statute, and other liens, charges and encumbrances incidental to construction, conduct of business or ownership of property of the Company or any Restricted Subsidiary which were not incurred in connection with borrowing money, obtaining advances or credits or the acquisition of property and in the aggregate do not materially impair the use of any Principal Domestic Manufacturing Plant for which it is held or which are being contested in good faith, (g) liens arising by reason of any judgment, decree or order of a court so long as proceedings to review such judgments shall not have been terminated or the period in which to initiate such proceedings shall not have expired, or
(h) any extension, renewal or replacement of any of the aforementioned Mortgages not in excess of the principal amount of such Indebtedness plus the fee incurred in connection with such transaction. (Section 10.06)

     LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS

     The Indenture provides that neither the Company nor any Restricted Subsidiary may enter into any Sale and Lease-Back Transaction involving any Principal Domestic Manufacturing Plant unless the aggregate amount of all Attributable Debt with respect to such transactions plus all Indebtedness secured by Mortgages on Principal Domestic Manufacturing Plants (with the exception of secured Indebtedness which is excluded as described in "Limitations on Liens" above) would not exceed 10% of Consolidated Net Tangible Assets.

     Such  limitation  will not apply to any Sale and Lease-Back  Transaction if
(a) the lease is for a period of not more than three years, (b) the purchaser's commitment is obtained within 180 days after the acquisition, construction or placing in service of the Principal Domestic Manufacturing Plant, (c) the rent payable pursuant to such lease is to be reimbursed under a contract with the United States Government or any instrumentality or agency thereof, (d) the transaction is between the Company and a Wholly-Owned Restricted Subsidiary or between Wholly-Owned Restricted Subsidiaries, (e) the Company or such Restricted Subsidiary would be entitled as described in "Limitations on Liens" above, to mortgage such Principal Domestic Manufacturing Plant without equally and ratably securing the Debt Securities, or (f) the Company or such Restricted Subsidiary, within 180 days after the effective date of the transaction, applies to the retirement of Debt Securities or other Indebtedness of the Company or a Restricted Subsidiary an amount equal to (A) either (i) the lesser of the net proceeds of the sale or transfer or the book value at the date of such sale or transfer of the Principal Domestic Manufacturing Plant leased, if the transaction is for cash, or (ii) the lesser of the fair market value or the net book value at the date of such sale or transfer of the Principal Domestic Manufacturing Plant leased, if the transaction is for other than cash, minus (B) the amount equal to the principal amount of Debt Securities delivered to the Trustee within such 180 days for cancellation and the principal amount of Indebtedness voluntarily retired within such 180 days. (Section 10.07)

RESTRICTION ON CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     The Indenture provides that no consolidation or merger of the Company with or into any other Person and no conveyance, transfer or lease of its property substantially as an entirety to another Person may be made (1) unless (i) the surviving corporation or acquiring Person shall be a corporation organized and existing under the laws of the United States of America, any State thereof, or the District of Columbia and shall expressly assume the payment of principal and any premium and interest on all the Securities and the performance of every covenant in the Indenture;

(ii) immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time would become an Event of Default, shall have happened and be continuing; (iii) if, as a result thereof, any assets of the Company would become subject to a mortgage or other encumbrance which is not expressly permitted by the Indenture (see "Certain Restrictions--Limitations on Liens") unless all the outstanding Securities are secured by a lien upon such assets equal with (or prior to) that of the indebtedness secured by such mortgage or encumbrance; and (iv) the Company has delivered the required Officers' Certificate and Opinion of Counsel to the Trustee. (Section 8.01)

THE TRUSTEE

     The Indenture contains certain limitations on the right of the Trustee, as a creditor of the Company, to obtain payment or claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. (Section 6.13)

     SunTrust  Bank,  Atlanta,  the  Trustee  under the  Indenture,  maintains a
banking   relationship  with  Pitney  Bowes  Credit   Corporation,   a  Delaware
corporation and a subsidiary of the Company.

BOOK-ENTRY SYSTEM

     If so specified in the applicable Prospectus Supplement, the Offered Debt Securities may be represented by one or more certificates in global form (each a "Global Security"). Each Global Security will be deposited with, or on behalf of, a depositary, which, unless otherwise specified in the applicable Prospectus Supplement, will be The Depository Trust Company ("DTC"), New York, New York (including any successor depositary appointed by the Company, the "Depositary"). The Global Securities will be registered in the name of the Depositary or its nominee.

     DTC has advised the Company that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or representatives of which) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Upon the issuance of a Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of participants. The accounts to be credited will be designated by the underwriters, dealers or agents, if any, or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in such Global Security will not be entitled to have the Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificates representing the Debt Securities and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.

     Payment of principal of, and any premium and interest on, Debt Securities represented by a Global Security will be made by the Company through the Trustee or a paying agent (which may also be the Trustee) to the Depositary or its nominee, as the case may be, as the registered owner and holder of the Global Security representing such Debt Securities. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the Offered Debt Securities are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes. Consequently, none of the Company, the Trustee, any paying agent or registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary or its nominee, as the case may be, upon receipt of any payment of principal, premium or interest in respect of a Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     A Global Security may not be transferred except as a whole by the Depositary to its nominee or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or its nominee to a successor of the Depositary or a nominee of such successor. If the Depositary for a Global Security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities in certificated form in exchange for all of the Global Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities represented by one or more Global Securities and, in such event, will issue Debt Securities in certificated form in exchange for all of the Global Securities representing such Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may on terms acceptable to the Company and the Depositary receive Debt Securities of such series in certificated form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (Section 3.05).

EVENTS OF DEFAULT AND NOTICES THEREOF

     The following events are defined in the Indenture as "Events of Default" with respect to Securities of any series: (a) failure to pay principal of or premium, if any, on any Security of that series when due; (b) failure to pay any interest on any Security of that series when due, continued for 30 days; (c)
failure to deposit any sinking fund payment, when due, in respect of any Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Securities other than that series), continued for 90 days after written notice given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the Outstanding Securities of each series affected thereby; (e) certain events in bankruptcy, insolvency or reorganization of the Company; and (f) any other Event of Default provided with respect to Securities of such series. (Section 5.01)

     If an Event of Default under clause (a), (b), (c), (d) or (f) above with respect to Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the holders of at least 25% in principal amount of the Outstanding Securities of each such series voting separately, in the case of clause (a), (b), (c) or (f), or of all such series affected thereby, voting as one class, in the case of (d) above, may declare the principal amount (or, if the Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series to be due and payable immediately. If an Event of Default under clause (e) above shall occur and be continuing, either the Trustee or the holders of at least 25% in principal amount of all of the Outstanding Securities may declare the principal amount (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all outstanding Securities to be due and payable immediately. Under certain circumstances the holders of a majority in principal amount of Outstanding Securities of such series may rescind or annul such declaration and its consequences. (Section 5.02) In the event the Company takes the necessary action to enable it to omit to comply with certain covenants of the Indenture as described under "--Defeasance of Certain Covenants" and the Securities are declared due and payable because of the occurrence of an Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Securities at the time of the acceleration resulting from such Event of Default. (Section 10.08) However, the Company shall remain liable for such payments.

     Reference is made to the Prospectus Supplement relating to any series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to the principal amount of such Original Issue Discount Securities due on acceleration upon the occurrence of an Event of Default and the continuation thereof.

     The Indenture provides that the Trustee, within 90 days after the occurrence of a default with respect to any series of Securities, shall give to the holders of Securities of that series, notice of all uncured defaults known to it (the term default to mean the Events of Default specified above without grace periods), provided that, except in the case of default in the payment of principal of (or premium, if any) or any interest, or sinking fund installment, if any, on any Security, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of Securities. (Section 6.02)

     The Company will be required to furnish to the Trustee annually a certificate by certain officers of the Company to the effect that to the best of their knowledge the Company is not in default in the fulfillment of any of its obligations under the Indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default. (Section 10.09)

     The Holders of a majority in principal amount of the outstanding Securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, and, in certain circumstances, the Holders of not less than a majority in principal amount of Outstanding Securities of any series (voting as a separate class) or the holders of not less than a majority in aggregate principal amount of Outstanding Securities of all Series (voting as a class), may waive certain defaults. (Sections 5.12 and 5.13)

     The Indenture provides that in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (Section 6.01) Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of Securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request. (Section 6.03)

MODIFICATION OF THE INDENTURE

     Modifications and amendments of the Indenture may be made by the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding Securities issued under the Indenture which are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each Holder of each such Outstanding Security affected thereby, (1) change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such Security; (2) reduce the principal amount of (or premium, if any) or the interest, if any, on any such Security or the principal amount due upon acceleration of an Original Issue Discount Security; (3) change the place or currency of payment of principal (or premium, if any) or interest, if any, on any such Security; (4) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Security; (5) reduce the above-stated percentage of holders of Securities necessary to modify or amend the Indenture; or (6) modify the foregoing requirements or reduce the percentage of holders of outstanding Securities necessary to waive compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 9.02)

DEFEASANCE AND DISCHARGE

     The Indenture provides that with respect to the Securities of a certain series, unless otherwise specified, the Company will be discharged from any and all obligations in respect of such Securities (except for certain obligations to register the transfer or exchange of Securities, to replace stolen, lost or mutilated Securities, to maintain paying agencies and hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or U.S. Government obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and any interest on and any mandatory sinking fund payments in respect of such Securities on the Stated Maturity of such payments in accordance with the terms of the Indenture and such Securities. Such a trust may only be established if the Company has delivered to the Trustee an Opinion of Counsel acceptable to the Trustee (who may be counsel to the Company) to the effect that, among other things, establishment of the trust would not cause the Securities of any such series listed on any nationally-recognized securities exchange to be delisted as a result thereof and an Opinion of Counsel to the effect that the Company has received from or there has been published by the United States Internal Revenue Service a ruling to the effect that such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such Securities. (Section 4.02) The designation of such provisions, Federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

DEFEASANCE OF CERTAIN COVENANTS

     The Indenture provides that with respect to the Securities of a certain series, unless otherwise specified, the Company may omit to comply with certain restrictive covenants described in Section 10.07 (Limitations on Liens) and
Section 10.08 (Limitations on Sale and Leaseback Transactions) of the Indenture and with any additional negative or restrictive covenant of the Company (other than those contained in the Indenture) applicable to the Securities of such series if the Company deposits with the Trustee money and/or U.S. Government Obligations (as defined) which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay principal and any premium and interest on and any mandatory sinking fund payments in respect of such Securities on the Stated Maturity of such payments in accordance with the terms of the Indenture and such Securities. The obligations of the Company under the Indenture other than with respect to the covenants referred to above shall remain in full force and effect. The Company will also be required to deliver to the Trustee an Opinion of Counsel (who may be counsel to the Company) to the effect that the deposit and related covenant defeasance will not be deemed, or result in, a taxable event with respect to holders of the Securities. (Section 10.10) The designation of such provisions, Federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

CONCERNING THE TRUSTEE

     Unless  otherwise  specified  in  the  applicable  Prospectus   Supplement,
SunTrust Bank, Atlanta is the Trustee, paying agent and registrar under the Indenture.

GOVERNING LAW

     The Indenture and the Debt Securities will be governed by the laws of the State of New York.


                              PLAN OF DISTRIBUTION

     The Company may sell Debt Securities to one or more underwriters for public offering and sale by them or may sell Debt Securities to investors directly or through agents. The Prospectus Supplement with respect to any Offered Debt Securities will set forth the terms of the offering of such Offered Debt Securities, including the name or names of any underwriters or agents, the purchase price of the Offered Debt Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Offered Debt Securities may be listed.

     If underwriters are used in a sale of any Debt Securities, such Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be offered to the public through underwriting syndicates represented by managing underwriters. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Debt Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Debt Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Agents and underwriters may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Certain agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

     Each issue of Offered Debt Securities will be a new issue of securities with no established trading market. Any underwriters to whom Offered Debt Securities are sold by the Company for public offering and sale may make a market in such Offered Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Offered Debt Securities.

                           VALIDITY OF DEBT SECURITIES

     The validity of the Debt Securities will be passed upon for the Company by Sara E. Moss, Esq., Vice President and General Counsel of the Company and by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, and, unless otherwise indicated in a Prospectus Supplement relating to Offered Debt Securities, for the underwriters or agents by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004.

                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Pitney Bowes Inc. for the year ended December 31, 1997 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------

     NO DEALER, AGENT, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, PROSPECTUS SUPPLEMENT AND ANY PRICING SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY DISTRIBUTOR. THIS PROSPECTUS, PROSPECTUS SUPPLEMENT AND ANY PRICING SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS, PROSPECTUS SUPPLEMENT OR ANY PRICING SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS, PROSPECTUS SUPPLEMENT OR ANY PRICING SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                         -----------------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                              PROSPECTUS SUPPLEMENT

Description of the Notes ................................................   S-1
Foreign Currency Risks ..................................................   S-14
Special Considerations Relating to
     Indexed Notes ......................................................   S-15
United States Federal Taxation ..........................................   S-15
Supplemental Plan of Distribution of
     the Notes ..........................................................   S-22
Glossary ................................................................   S-23

                                   PROSPECTUS

Additional Information ..................................................    2
Incorporation of Certain Documents by
     Reference ..........................................................    2
The Company .............................................................    3
Use of Proceeds .........................................................    3
Ratios of Earnings to Fixed Charges .....................................    3
Description of Debt Securities ..........................................    3
Plan of Distribution ....................................................   10
Validity of Debt Securities .............................................   11
Experts .................................................................   11

--------------------------------------------------------------------------------

                                U.S. $500,000,000


                                PITNEY BOWES INC.



                               Medium-Term Notes,
                                    Series C


                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------






                           CREDIT SUISSE FIRST BOSTON
                              CHASE SECURITIES INC.
                              GOLDMAN, SACHS & CO.
                               MERRILL LYNCH & CO.
                                J.P. MORGAN & CO.
                             NATIONSBANC MONTGOMERY
                                 SECURITIES LLC
                              SALOMON BROTHERS INC

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